                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          PROVINCE HEALTHCARE COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           PROVINCE HEALTHCARE COMPANY

                          105 WESTWOOD PLACE, SUITE 400
                               BRENTWOOD, TN 37027



                                                                  May 11, 1998


TO THE SHAREHOLDERS OF
PROVINCE HEALTHCARE COMPANY


         You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Province Healthcare Company, to be held on Friday, June 5,
1998, at 9:00 a.m. (Central Standard Time) at The Holiday Inn, 760 Old Hickory Boulevard, Brentwood, Tennessee 37027. The following pages contain the formal notice of the Annual Meeting and our Proxy Statement which describe the specific business to be considered and voted upon at the Annual Meeting.


         Please read the enclosed Annual Report to Shareholders and Proxy Statement for the 1998 Annual Meeting of Shareholders. It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card, which is being solicited by the Board of Directors of the Company, as soon as possible so that your vote will be recorded. If you attend the meeting, you may withdraw your proxy should you wish to vote in person.

                                      Sincerely,
                                      Martin S. Rash
                                      President,  Chief Executive Officer and
                                      Director


Enclosures:
1.  Proxy Card and Business Reply Envelope
2.  1997 Annual Report



                                    IMPORTANT

                 COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
                             AND RETURN IT PROMPTLY.

                           PROVINCE HEALTHCARE COMPANY

                          105 WESTWOOD PLACE, SUITE 400
                               BRENTWOOD, TN 37027


                                 ---------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 5, 1998


                                 ---------------

TO THE SHAREHOLDERS OF
PROVINCE HEALTHCARE COMPANY



        The 1998 Annual Meeting of Shareholders of Province Healthcare Company (the "Company") will be held on Friday, June 5, 1998, at 9:00 a.m. (Central Standard Time) at The Holiday Inn, 760 Old Hickory Boulevard, Brentwood, Tennessee 37027, for the following purposes:


                  (1) To elect six nominees as directors;

                  (2) To consider and approve the adoption of the Province Healthcare Company Employee Stock Purchase Plan;

                  (3) To consider and approve the amendment to the Company's 1997 Long-Term Equity Incentive Plan;

                  (4) To ratify the appointment of the accounting firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the Company's 1998 fiscal year; and

                  (5) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business on April 17, 1998, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                           By order of the Board of Directors,
                                           Howard T. Wall III, Esq.
                                           Secretary

Nashville, Tennessee
May 11, 1998


                                    IMPORTANT

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                           PROVINCE HEALTHCARE COMPANY

                          105 WESTWOOD PLACE, SUITE 400
                               NASHVILLE, TN 37027


                                 --------------

                                 PROXY STATEMENT

                                 --------------


                                  INTRODUCTION


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Province Healthcare Company (the "Company"), to be voted at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Holiday Inn, 760 Old Hickory Boulevard, Brentwood, Tennessee 37027, on Friday, June 5, 1998, at 9:00 a.m. (Central Standard Time), for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders of the Company on or about May 11, 1998.


         If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder, and if no instructions are given, will be voted (a) FOR the election as directors of the nominees listed thereon and described in this Proxy Statement, (b) FOR approval and adoption of the Province Healthcare Company Employee Stock Purchase Plan, (c) FOR approval of the amendment to the Company's 1997 Long-Term Equity Incentive Plan, (d) FOR ratification of the appointment of the firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the Company's 1998 fiscal year and (e) in accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the Annual Meeting. The persons named as proxies in the enclosed form of proxy were selected by the Board of Directors.

         Shareholders who sign proxies have the right to revoke them at any time before they are voted by written request to the Company. The giving of the proxy will not affect the right of any shareholder to attend the Annual Meeting and vote in person.

         The close of business on April 17, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on April 17, 1998, the Company had authorized 25,000,000 shares of common stock, $.01 par value (the "Common Stock"), of which 13,009,768 shares were outstanding and entitled to vote. The Common Stock is the Company's only outstanding voting stock.

                        PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

         The Bylaws of the Company (the "Bylaws") provide that the first Board of Directors shall consist of six directors; thereafter, the number of directors shall be established from time to time by resolution of the Board of Directors. The terms of the Company's current directors, Martin S. Rash, Bruce V. Rauner, Joseph P. Nolan, A.E. Brim, Michael T. Willis and David L. Steffy expire at the Annual Meeting.

         The Board of Directors has determined that the size of the Board of Directors shall be set at six directors and has nominated Messrs. Rash, Rauner, Nolan, Brim, Willis and Steffy for election at the Annual Meeting as directors to serve until the annual meeting of shareholders in 1999 or until their successors have been elected and qualified. Each of Messrs. Rash, Rauner, Nolan, Brim, Willis and Steffy have consented to be candidates and to serve as directors if elected.

         In accordance with the Bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting of shareholders (entitled to vote in the election of directors) at which a quorum is present. The Company's Certificate of Incorporation does not provide for cumulative voting, and, accordingly, the holders of Common Stock do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder may cast only one vote per share of Common Stock for each of the nominees.

         Unless a proxy specifies otherwise, the persons named in the proxy shall vote the shares covered thereby for the individuals nominated by the Board of Directors. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

         The Board of Directors recommends that shareholders vote FOR the election of the following nominees:

NOMINEES

NAME                             AGE                    BUSINESS EXPERIENCE                 DIRECTOR SINCE
----                             ---                    -------------------                 --------------

Martin S. Rash                    43     Chief Executive Officer, Principal Hospital        December 1996
                                         Company ("PHC") (Feb. 1996 - Dec. 1996); Chief
                                         Operating Officer, Community Health Systems,
                                         Inc. (Feb. 1994 - Feb. 1996); Community Health
                                         Systems, Inc. (1986 - 1996)

Bruce V. Rauner                   42     Principal, Golder, Thoma, Cressey, Rauner, Inc.    December 1996
                                         (1981 - Present); Director, Principal Hospital
                                         Company (Feb. 1996 - Dec. 1996); Director,
                                         Lason, Inc.; Director, Polymer Group, Inc.;
                                         Director, Coinmach Laundry Corporation;
                                         Director, Esquire Communications Ltd.

Joseph P. Nolan                   33     Principal, Golder, Thoma, Cressey, Rauner, Inc.    December 1996
                                         (July 1996 - Present); Director, Principal
                                         Hospital Company (Feb. 1996 - Dec. 1996); Vice
                                         President Corporate Finance, Dean Witter
                                         Reynolds Inc. (May 1990 - Jan. 1994); Director,
                                         Lason, Inc.; Director, Esquire Communications
                                         Ltd.

A.E. Brim                         67     Director, Chairman and Chief Executive Officer,    December 1996
                                         Brim, Inc. (founding - Dec. 1996);

Michael T. Willis                 53     Chairman of the Board, Chief Executive Officer     August 1997
                                         and President, COREStaff, Inc. (1993 - Present);
                                         Director, Southwest Bank of Texas

David L. Steffy                   54     Director, Intensiva HealthCare Corporation;        August 1997
                                         Director, Odyessy Healthcare, Inc.; Director,
                                         Arcadian Healthcare Management; Vice Chairman
                                         and Director, Community Health Systems, Inc.
                                         (1985 - 1996)

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Company was incorporated in Delaware on August 7, 1997. From the date of incorporation until December 31, 1997, the Board of Directors took four actions by unanimous written consent. The Board of Directors held no regular or special meetings during that period. The Board of Directors has established the standing committees described below.

         The Compensation Committee was appointed by the Board of Directors in January 1998 to administer the Company's stock plans and recommend to the Board of Directors compensation of the Company's executive officers. The Compensation Committee is comprised of Messrs. Brim, Nolan and Willis.

         The Audit Committee was appointed by the Board of Directors in January 1998 to recommend the annual appointment of the Company's auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control principles. The Audit Committee is comprised of Messrs. Willis and Steffy.

DIRECTOR COMPENSATION

         Directors of the Company who are employees of the Company or its subsidiaries are not entitled to receive any fees for serving as directors. Non-employee directors of the Company receive a fee of $1,000 per board meeting attended and are reimbursed for out-of-pocket expenses related to the Company's business. In addition, non-employee directors of the Company are eligible to participate in the Company's 1997 Long-Term Equity Incentive Plan and the Province Healthcare Company Employee Stock Purchase Plan.

                PROPOSAL 2: APPROVAL OF THE PROVINCE HEALTHCARE
                      COMPANY EMPLOYEE STOCK PURCHASE PLAN

         The Board of Directors has adopted the Province Healthcare Company Employee Stock Purchase Plan (the "ESPP"). The purpose of the ESPP is to provide an opportunity for employees of the Company and its subsidiaries to share in the growth and prosperity of the Company by acquiring a proprietary interest in the Company through the acquisition of shares of the Company's Common Stock. The following is a brief description of the material terms of the ESPP. Such description is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached hereto as Appendix A.

DESCRIPTION OF THE ESPP

         The ESPP grants to all eligible employees an option to purchase shares of Common Stock at a discount from fair market value and is intended to qualify as an employee stock purchase plan under section 423 of the Internal Revenue Code of 1986 (the "Code"). The option is granted on January 1 of each year. As of April 17, 1998, approximately 1,634 employees were eligible to participate in the ESPP. The ESPP is administered by the Compensation Committee of the Board of Directors. No member of the Compensation Committee is eligible to participate in the ESPP. A total of 250,000 shares of Common Stock have been reserved for issuance under the ESPP.

         All employees who have been employed for at least 90 days are eligible to participate in the ESPP, except: (i) employees who are regularly scheduled to work less than 20 hours per week, (ii) employees who are regularly scheduled to work fewer than five months during the year or (iii) employees who own 5% or more of the voting power or the value of all classes of the Company's capital stock.

         On January 1 of each year (the "Grant Date"), each eligible employee is granted an option to purchase shares of Common Stock on the next following December 31 (the "Exercise Date"). The purchase price of the Common Stock under the option is 85% of the fair market value of the Common Stock on either the Grant Date or the Exercise Date, whichever is lower. This right to purchase Common Stock is limited to the lesser of: (i) the number of shares that may be purchased with 10% of the eligible employee's compensation during the year or
(ii) $25,000 per calendar year, based on the fair market value of the Common Stock on each Grant Date. In order to exercise the option granted under the ESPP, an employee must authorize the Company to deduct a portion of the employee's regular pay to be held for the purchase of Common Stock. On each Exercise Date, the funds deducted are used to purchase shares of Common Stock for each participating employee. Options that are not exercised by participating employees terminate on the Exercise Date.

         In general, an employee's right to participate in the ESPP expires immediately on termination of employment. At that time, all payroll amounts that have been withheld and have not yet been used to purchase Common Stock since the previous Exercise Date are refunded to the employee without interest. If termination is due to death, disability or retirement, however, the employee (or the personal representative of his estate) may elect instead for amounts previously withheld to be used to purchase Common Stock at the next Exercise Date.

FEDERAL INCOME TAX CONSEQUENCES

         Generally, neither the grant nor the exercise of the options under the ESPP will result in taxable income to a participating employee or a tax deduction for the Company if the Common Stock purchased under the ESPP is held for at least two years after the Grant Date and one year after the Exercise Date. When the employee sells the Common Stock after satisfying this holding period, the employee will recognize ordinary income equal to the fair market value of the Common Stock at the time of sale, or, if less, the fair market value at the Grant Date, minus the price paid to purchase the Common Stock. Any additional gain or loss realized by the employee on the disposition of Common Stock will be subject to capital gains tax treatment. The employee's tax basis for calculating capital gains will consist of the purchase price paid to acquire the Common Stock plus the amount of ordinary income recognized on the disposition. Reduced capital gains rates apply if the Common Stock is held for at least 18 months.

         An employee who disposes of the Common Stock before the 12-month holding period is satisfied will have engaged in a "disqualifying disposition" and will recognize ordinary compensation income on the difference between the price paid to acquire the Common Stock and its fair market value at the time of purchase. The employee's basis in the Common Stock after a disqualifying disposition is its fair market value at the time of exercise. The employee will also be subject to tax on capital gain, if any, upon the sale of the Common Stock on the amount realized in excess of the basis.

         Generally, the Company is entitled to a tax deduction upon the occurrence of a disqualifying disposition for the amount of ordinary income recognized by the employee.

REGISTRATION UNDER THE SECURITIES ACT OF 1933

         The Company intends to register the shares of Common Stock authorized for issuance under the ESPP on a Registration Statement on Form S-8 following approval of the ESPP by the shareholders.

REQUIRED VOTE

         Approval of the proposed ESPP requires the affirmative vote of the majority of the votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                  VOTE FOR THE APPROVAL OF THE ADOPTION OF THE
                      PROVINCE HEALTHCARE COMPANY EMPLOYEE
                              STOCK PURCHASE PLAN.

               PROPOSAL 3: APPROVAL OF AMENDMENT TO THE COMPANY'S
                      1997 LONG-TERM EQUITY INCENTIVE PLAN

         The Board of Directors has adopted an amendment to the Company's 1997 Long-Term Equity Incentive Plan (the "1997 Plan") to increase the number of authorized shares of Common Stock that are available for incentive awards by 250,000 shares. A copy of the 1997 Plan is available from the Company upon request. The following brief description and explanation is qualified in its entirety by reference to the full text of the 1997 Plan and the amendment. A copy of the amendment is attached hereto as Appendix B.

DESCRIPTION OF PROPOSED AMENDMENT

         The amendment to the 1997 Plan provides for an increase in the number of shares of Common Stock available for issuance under the 1997 Plan from 959,016 to 1,209,016. Of the 1,209,016 shares currently reserved for issuance under the 1997 Plan, 711,839 shares have been issued as of April 17, 1998. The amendment also changes the name of the 1997 Plan to the Province Healthcare Company 1997 Long-Term Equity Incentive Plan.

REASON FOR CHANGES

         The Board of Directors believes that this increase in shares under the Plan is necessary to enable the Company to operate a meaningful stock incentive program which constitutes a necessary component of the Company's corporate expansion program. The change of the name of the 1997 Plan is appropriate to reflect the change of the name of the Company.

GENERAL DESCRIPTION OF 1997 PLAN

         The 1997 Plan is administered by the Compensation Committee. The Compensation Committee may award grants of "incentive stock options," as defined in section 422 of the Code ("incentive options"), stock options that do not qualify as incentive options ("nonqualified options"), stock appreciation rights ("SARs"), restricted stock performance awards, or any combination thereof. Awards of options and SARs to any person under the 1997 Plan cannot exceed 114,754 shares of Common Stock in any calendar year. The number of shares of Common Stock that are subject to an award, the vesting schedule and the exercise price of any option will be determined by the Compensation Committee in its discretion, provided that the exercise price of an incentive option may not be less than the fair market value of Common Stock on the date of grant. The term of each award is established by the Compensation Committee incentive options are subject to a maximum term of ten years from the date of grant. Incentive options must terminate 90 days after the date on which a grantee ceases to be an employee of the Company or its subsidiaries (one year after death or disability). All awards granted under the 1997 Plan become fully vested upon a change in the corporate control of the Company.

         The Compensation Committee may grant SARs in tandem with stock options to any optionee pursuant to the 1997 Plan. SARs become exercisable only when, to the extent and on the conditions that the related options are exercisable, and they expire at the same time the related options expire. The exercise of an option results in the immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR results in the immediate forfeiture of any related option to the extent the SAR is exercised.

         Upon exercise of an SAR, the grantee will receive an amount in cash and/or shares of Common Stock equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the exercise price of the option to which it relates, multiplied by the number of shares as to which the SAR is exercised.

         The Compensation Committee may award restricted stock subject to such conditions and restrictions, and for such duration (which shall be at least six months except as otherwise described below) as it determines in its discretion. A grantee will be required to pay the Company at least the aggregate par value of any shares of restricted stock within ten days of the date of grant, unless such shares are treasury shares. Except as otherwise provided by the Compensation Committee, all restrictions on a grantee's restricted stock will lapse upon a change in control of the Company or at such time as the grantee ceases to be a director, officer or employee of the Company and its subsidiaries due to death, disability or retirement. If a grantee ceases to serve as such a director, officer or employee for any other reason, all his or her restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

         Pursuant to the 1997 Plan, the Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives with respect to specified performance criteria. Performance awards may include specific dollar-value target awards, performance units, the value of which is established by the Compensation Committee at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of Common Stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. Unless the Compensation Committee determines otherwise, no award under the 1997 Plan may vest and become exercisable within six months of the date of grant; provided that all awards vest immediately prior to a change in control of the Company and in certain other circumstances upon a participant's termination of employment or performance of services for the Company as described above. Unless the Compensation Committee determines otherwise, no award made pursuant to the 1997 Plan will be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each award may be exercised only by the grantee or his or her guardian or legal representative.

         The Board may amend or terminate the 1997 Plan in its discretion, except that no amendment will become effective without approval of the Company's shareholders if such approval is necessary for continued compliance with the incentive option requirements of section 422 of the Code, the performance-based compensation exception of Section 162(m) of the Code, or any stock exchange listing requirements. If not previously terminated by the Board, the 1997 Plan will terminate on March 3, 2007.

         As grants to be awarded under the 1997 Plan are made entirely in the discretion of the Compensation Committee, the recipients, amounts and values of future benefits to be received pursuant to the 1997 Plan are not determinable.

FEDERAL INCOME TAX CONSEQUENCES

         Tax consequences to the Company and to individuals receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive option, a nonqualified option, SAR or restricted stock award under the 1997 Plan. An individual who exercises an will not recognize income on its exercise if he or she does not sell the shares of Common Stock acquired thereby for at least two years after the date of grant and one year after exercising the incentive option. The exercise of an incentive option does, however, give rise to an adjustment under the alternative minimum tax rules. Any gain or loss on the sale of the Common Stock after these statutory holding periods will be subject to capital gains treatment. The exercise price of the incentive option is the basis for purposes of determining capital gains. Reduced capital gains rates apply if the Common Stock is held for at least 18 months after the date of exercise of the incentive option.

         An individual who disposes of the Common Stock before the statutory holding periods are satisfied will have engaged in a "disqualifying disposition" and will recognize ordinary compensation income on the difference between the exercise price of the incentive option and the fair market value of the Common Stock at the time the incentive option was exercised. The individual's basis in the Common Stock after a disqualifying disposition is its fair market value at the time of exercise. The individual will also be subject to tax on capital gain, if any, upon the sale of the Common Stock on the amount realized in excess of the basis.

         Generally, the Company is not entitled to a tax deduction upon the grant of an option or the exercise of an incentive option under the 1997 Plan. However, if the individual engages in a disqualifying disposition, the Company may take a tax deduction for the amount of ordinary income recognized by the individual.

         Upon exercise of a nonqualified option, the individual recognizes ordinary income on the difference between the fair market value of the Common Stock and the exercise price paid under the nonqualified option. Similarly, the exercise of an SAR will result in ordinary income on the value of the SAR to the individual at the time of exercise. Unless an individual makes an election under
Section 83(b) of the Code to be taxed at the time of grant, he or she will recognize ordinary income on the fair market value of the Common Stock at the time shares of restricted stock become vested. In any case, the Company is generally entitled to deduct the amount recognized by the individual for tax purposes. The individual is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through a nonqualified option or restricted stock. For this purpose, the individual's basis in the Common Stock is its fair market value at the time the nonqualified option is exercised or the restricted stock becomes vested (or transferred, if an election under Section 83(b) is made).

REGISTRATION UNDER THE SECURITIES ACT OF 1933

         The Company intends to register the shares of Common Stock authorized for issuance under the 1997 Plan on a Registration Statement on Form S-8 following approval of the amendment by the shareholders.

REQUIRED VOTE

         Approval of the proposed amendment to the 1997 Plan requires the affirmative vote of the majority of the votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                      SHAREHOLDERS VOTE FOR APPROVAL OF THE
                         AMENDMENT TO THE COMPANY'S 1997
                        LONG-TERM EQUITY INCENTIVE PLAN.

               PROPOSAL 4: RATIFICATION OF APPOINTMENT OF AUDITORS

         The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998, subject to ratification by the shareholders. Ernst & Young LLP has served as the independent auditors of the Company (or its predecessor, Principal Hospital Company) since April 1996. One or more representatives of Ernst & Young LLP are expected to be present at this year's Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is needed to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998. If the appointment is not ratified, the matter will be referred to the Audit Committee for further review.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
             RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

                               EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the Company's executive officers as of April 17, 1998.

NAME                                       AGE                        POSITION
----                                       ---                        --------

Martin S. Rash                              43         President, Chief Executive Officer and Director
Richard D. Gore                             45         Executive Vice President and
                                                       Chief Financial Officer
John M. Rutledge                            40         Senior Vice President and
                                                       Chief Operating Officer
James Thomas Anderson                       44         Senior Vice President of Acquisitions
                                                       and Development
James O. McKinney                           44         Senior Vice President of Managed Operations
Howard T. Wall III                          39         Senior Vice President, General Counsel and Secretary
Brenda B. Rector                            50         Vice President and Controller

         Mr. Gore has served as Executive Vice President and Chief Financial Officer of the Company since the Recapitalization in December 1996. From April 1996 to December 1996, Mr. Gore served as Executive Vice President and Chief Financial Officer of PHC. Mr. Gore served as Vice President and Controller of Quorum Health Group, Inc., a hospital management company, from February 1990 to April 1996.

         Mr. Rutledge has served as Senior Vice President and Chief Operating Officer of the Company since December 1996. From 1986 to October 1996, Mr. Rutledge served in several senior management positions with Community Health Systems, Inc., most recently serving as a Regional Vice President/Group Director from 1992 to October 1996.

         Mr. Anderson has served as Senior Vice President of Acquisitions and Development of the Company since January 1998. From November 1993 to January 1998, Mr. Anderson served as a Vice President/Group Director of Community Health Systems, Inc., and was its Operations Controller from September 1992 to November 1993. From April 1990 to September 1992, Mr. Anderson served as Chief Financial Officer of Clarksville Memorial Hospital in Clarksville, Tennessee, and from 1984 to April 1990, he served as Chief Executive Officer of Harton Medical Center in Tullahoma, TN.

         Mr. McKinney has served as Senior Vice President of Managed Operations of the Company and President of Brim Healthcare, Inc. since January 1997. From 1994 to 1997, Mr. McKinney served as Senior Vice President of Brim Healthcare, Inc. He served as a Vice President of Brim Healthcare, Inc. from 1990 to 1994.

         Mr. Wall has served as Senior Vice President and General Counsel of the Company since September 1997 and Secretary since March 1998. From 1990 to September 1997, Mr. Wall was a partner of Waller Lansden Dortch & Davis, PLLC, a law firm based in Nashville, Tennessee, where he chaired the firm's health care group.

         Ms. Rector has served as Vice President and Controller of the Company since the merger of Brim, Inc. into PHC in December 1996. From October 1996 to December 1996, Ms. Rector served as Vice President and Controller of PHC. From October 1990 to October 1996, Ms. Rector served as a Partner in Ernst & Young LLP's health care industry practice.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth information with respect to ownership of the Common Stock as of March 10, 1998 by (i) each of the Company's directors,
(ii) each of the executive officers named in the Summary Compensation Table, and
(iii) all directors and executive officers of the Company as a group. Unless otherwise indicated to the knowledge of the Company, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned. The Company is unaware of any person other than those listed below that beneficially owns more than 5% of the outstanding shares of the Company's Common Stock.


                                                                                         Percent of Common
                                                  Number of Shares                      Stock Beneficially
Name of Beneficial Owner                       Beneficially Owned (1)                        Owned (2)
------------------------                       ----------------------                        ---------
Golder, Thoma, Cressey,
  Rauner Fund IV, L.P.                                  4,501,258                               34.6%
  6100 Sears Tower
  Chicago, IL  60606
Bruce V. Rauner(3)                                      4,501,258                               34.6
Joseph P. Nolan(4)                                      4,506,258                               34.6
Leeway & Co.(5)                                         1,153,218                                8.9
Martin S. Rash (10)                                       589,585                                4.5
Richard D. Gore (10)                                      374,161                                2.8
James O. McKinney(6)(10)                                   26,278                                *
John M. Rutledge(7)(10)                                    61,858                                *
Brenda B. Rector(8)(10)                                     8,096                                *
A.E. Brim(9)                                              158,105                                1.2
Michael T. Willis                                          10,000                                *
  Corestaff, Inc.
  4400 Post Oak Pkwy #1130
  Houston, TX  77027
David L. Steffy(10)                                        40,000                                *
Steven P. Taylor                                          156,739                                1.2
  305 NE 102d Ave.
  Portland, OR  97202
All executive officers and
  directors as a group
  (13 persons)(10)                                      5,954,080                               45.7%


------------------------
*  Less than 1%.

(1) Includes shares of Common Stock subject to options which are exercisable within 60 days of March 10, 1998.
(2) Shares of Common Stock subject to options which are exercisable within 60 days of March 10, 1998 are considered to be outstanding for the purpose of determining the percent of the shares held by a holder, but not for the purpose of computing the percentage held by others.
(3) Represents shares held by Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR Fund IV"). Golder, Thoma, Cressey, Rauner, Inc. is the general partner of GTCR IV, L.P., which is the general partner of GTCR Fund IV. As a principal of Golder, Thoma, Cressey, Rauner, Inc., Mr. Rauner may be deemed to share the power to vote and dispose of the shares held by GTCR Fund IV. Mr. Rauner disclaims beneficial ownership of the shares of Common Stock owned by GTCR Fund IV.
(4) Includes shares held by GTCR Fund IV. Golder, Thoma, Cressey, Rauner, Inc. is the general partner of GTCR IV, L.P., which is the general partner of GTCR Fund IV. As a principal of Golder, Thoma, Cressey, Rauner, Inc., Mr. Nolan may be deemed to share the power to vote and dispose of the shares held by GTCR Fund IV. Mr. Nolan disclaims beneficial ownership of the shares of Common Stock owned by GTCR Fund
         IV. Mr. Nolan owns 5,000 shares individually.

(5) The address of Leeway & Co. is c/o State Street Bank and Trust Company, Master Trust Division--Q4W, P.O. Box 1992, Boston, Massachusetts 02101.
(6) Includes options to purchase 1,093 shares granted under the Company's 1997 Plan.
(7) Includes options to purchase 21,858 shares granted under the Company's 1997 Plan.
(8) Includes options to purchase 5,596 shares granted under the Company's 1997 Plan.
(9) Includes 156,739 shares, which are held of record by Brim Capital Corporation, and options to purchase 1,366 shares owned by Mr. Brim individually.
(10) The address of Messrs. Rash, Gore, McKinney, Rutledge, Steffy and Ms. Rector is 105 Westwood Place, Suite 400, Nashville, TN 37027.



SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. These officers, directors and shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific dates by which these reports are to be filed and the Company is required to report in this Proxy Statement any failure to file reports as required during 1997.

         None of the Company's directors and executive officers were subject to the Section 16(a) reporting and filing requirements relating to ownership of the Common Stock during 1997.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid by the Company and its subsidiaries in 1996 and 1997 to: (i) the Company's Chief Executive Officer;
(ii) the Company's four other most highly compensated executive officers as at December 31, 1997; and (iii) the Company's former Senior Vice President of Acquisitions and Development, who resigned in December 1997 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                Annual Compensation
                                   --------------------------------------------------------------------------
                                                                                                  All Other
Name and Principal Position        Year                Salary              Annual Bonus          Compensation
---------------------------        ----                ------              ------------          ------------

Martin S. Rash(1)                  1997               $261,458                $130,729              $12,647
President and Chief                1996                229,166                 114,583                    0
  Executive Officer

Richard D. Gore(2)                 1997                181,205                  90,602               10,236
Executive Vice President           1996                123,958                  61,979                    0
  and Chief Financial Officer

James O. McKinney(3)               1997                177,329                  88,665               10,070
Senior Vice President              1996                141,036                  20,974                4,760
  of Managed Operations

John M. Rutledge(4)                1997                172,005                  86,002                9,959
Senior Vice President              1996                  7,167                       0                    0
   and Chief Operating
   Officer

Brenda B. Rector(5)                 1997                130,503                  52,201                6,072
Vice President and Controller       1996                 22,917                   9,167                    0

Steven P. Taylor(6)                 1997                193,166                  88,000               10,595
Former Senior Vice President        1996                196,027                  48,180                6,436
  of Acquisition and
  Development

-----------------------

(1) Mr. Rash was compensated at an annual salary of $250,000 in 1996, and he joined Principal Hospital Company ("PHC") upon its formation in February 1996 and became the Company's Chief Executive Officer in December 1996. All other compensation included Company contributions of $4,800 under a 401(k) plan and $7,847 under a supplemental deferred compensation plan in 1997.

(2) Mr. Gore was compensated at an annual salary of $175,000 in 1996, and he joined PHC in April 1996 and became the Company's Executive Vice President and Chief Financial Officer in December 1996. All other compensation included Company contributions of $4,800 under a 401(k) plan and $5,436 under a supplemental deferred compensation plan in 1997.

(3) Mr. McKinney was compensated at an annual salary of 133,463 in 1996 (by Brim, Inc., a predecessor-in-interest by merger to the Company), and he joined PHC in January 1997. All other compensation included Company contributions of (i) $4,760 under a 401(k) plan in 1996, and (ii) $4,750 under a 401(k) plan and $5,320 under a supplemental deferred compensation plan in 1997.

(4) Mr. Rutledge was compensated at an annual salary of $172,000 in 1996, and he joined the Company in December 1996. All other compensation included Company contributions of $4,799 under a 401(k) plan and $5,160 under a supplemental deferred compensation plan in 1997.

(5) Ms. Rector was compensated at an annual salary of $110,000 in 1996, and she joined PHC in October 1996 and became the Company's Vice President and Controller in December 1996. All other compensation included Company contributions of $3,462 under a 401(k) plan and $2,610 under a supplemental deferred compensation plan in 1997.

(6) Mr. Taylor resigned from the Company in December 1997. All other compensation included Company contributions of (i) $6,436 under a 401(k) plan in 1996 and (ii) $4,800 under a 401(k) plan and $5,795 under a supplemental deferred compensation plan in 1997.

STOCK OPTION GRANTS

       The following table sets forth certain information regarding grants of stock options under the 1997 Plan made to the Named Executive Officers during 1997. None of the Named Executive Officers exercised any stock options during 1997.



                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                               AT ASSUMED ANNUAL RATES OF
                          NUMBER OF        PERCENT OF                                           STOCK PRICE APPRECIATION
                          SECURITIES     TOTAL OPTIONS                                            FOR OPTION TERM (2)
                          UNDERLYING       GRANTED TO                                           --------------------------
                           OPTIONS        EMPLOYEES IN    EXERCISE PRICE     EXPIRATION
NAME                       GRANTED        FISCAL YEAR      PER SHARE(1)         DATE                5%             10%
----                       -------        -----------      ------------    -------------        -----------     ----------

Martin S. Rash..........       0               0%               ---               ---                 $0.00          $0.00

Richard D. Gore.........       0               0%               ---               ---                 $0.00          $0.00

James O. McKinney.......     5,464             1.5%            $4.58       March 3, 2007         $15,738.16     $39,887.20

John M. Rutledge........    109,290           30.7%            $4.58       March 3, 2007        $314,755.20    $797,817.00

Brenda B. Rector........     27,978            7.8%            $4.58       March 3, 2007         $80,576.64    $204,239.40

Stephen P. Taylor.......       0               0%               ---               ---                 $0.00          $0.00


(1) Based upon the fair market value of the Common Stock on the date of grant of options, as determined by the Company's Board of Directors.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

EMPLOYMENT AGREEMENTS

         The Company entered into Senior Management Agreements with Messrs. Rash and Gore effective as of December 17, 1996. Messrs. Rash and Gore are the Company's Chief Executive Officer and Chief Financial Officer, respectively, and currently receive annual base salaries determined by the Company's Board of Directors (the "Board") which will be adjusted by the Compensation Committee. Mr. Rash's annual base salary may not be less than $250,000 and Mr. Gore's salary may not be less than $175,000. Each will be eligible to receive a bonus each year of up to fifty percent (50%) of his annual base salary for such year, based on the achievement of certain operational and financial objectives. Their employment periods continue until their resignation, disability, or death, or until the Board determines that termination of their employment is in the best interests of the Company. In the event Mr. Rash's or Mr. Gore's employment is terminated by the Company without cause or as a result of death or disability, the Company has agreed to pay to such executive an amount equal to twice his annual base salary; provided that such severance payments cease upon acceptance of employment with an entity which owns and operates rural hospitals. Messrs. Rash and Gore have agreed not to compete with the Company or solicit Company employees following the termination of their employment for a period of two years in the case of Mr. Rash, or one year in the case of Mr. Gore.

         The Company entered into an Employment Agreement with Mr. Brim effective as of December 17, 1996. Mr. Brim receives an annual base salary of $121,680, to be increased in accordance with increases in the salary of similarly situated executives of the Company. Mr. Brim is also entitled to an automobile and expense allowance, and the Company pays certain club dues on his behalf. Mr. Brim's agreement terminates on the earliest to occur of his death, permanent disability, termination for cause, voluntary termination or December 17, 1999. In the event that Mr. Brim's employment is terminated without cause, the Company has agreed to pay him an amount equal to his base salary. Mr. Brim has agreed not to compete with the Company or to solicit Company employees during the term of his employment, and has agreed not to disclose confidential information regarding the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is currently composed of Messrs. Brim, Nolan and Willis. Mr. Brim served as Chairman and Chief Executive Officer of Brim, Inc. until the merger with Principal Hospital Company (predecessor-in-interest by merger to the Company) in December 1996, and he is currently an employee of the Company. See "Executive Compensation" for a description of Mr. Brim's employment agreement. Mr. Nolan is a Principal of Golder, Thoma, Cressey, Rauner, Inc.

         No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity whose executive officer serves as a director of the Company.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         This report is submitted by the Compensation Committee pursuant to rules adopted by the SEC which require disclosure with respect to compensation policies applicable to the Company's executive officers (including the Named Executive Officers) and with respect to the basis for the compensation of Martin
S. Rash, as the Company's Chief Executive Officer, for 1997. The Compensation Committee generally is responsible for establishing and administering the Company's executive compensation policies and programs within the framework of the Company's compensation philosophy. Most decisions by the Compensation Committee with respect to the compensation of the Company's executive officers are reviewed by the full Board of Directors (excluding those who are employees). A number of factors, including growth, asset quality, competitive position and profitability are considered by the Compensation Committee.

COMPENSATION POLICY

         The Company's compensation strategy seeks to have the management compensation program contribute to the achievement of the Company's objectives. It is intended that this will occur by providing (i) total compensation at a level designated to attract and retain qualified managers, (ii) incentive compensation opportunities that will motivate managers to achieve both the Company's short-term and long-term objectives, (iii) compensation that differentiates pay on the basis of performance, and (iv) protection of shareholder interests by requiring successful Company results before above-average compensation is earned. The three primary components of executive compensation are base salary, annual bonuses and grants of stock options.

         Base Salary. The Company believes that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of the executive's position within a salary range being based upon his or her performance. Individual increases in salary are based upon an assessment of the executive's performance and the salary budget for the Company. The Company's base salaries are generally within the range of comparable average salaries for similar healthcare companies.

         Annual Incentive Compensation. The Company believes that incentive programs should provide meaningful opportunities for additional compensation linked to attaining annual performance objectives. The Committee assigns to each executive's position a target bonus award opportunity that generally ranges from 20% of base salary for department directors and managers to 50% of base salary for the Senior Vice Presidents and above. The actual award may be greater or less than a target award depending upon the Company's actual performance relative to goals.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN 1997

         In establishing the compensation for Mr. Rash, the Company's President and Chief Executive Officer, the basic approach was that of the compensation policies applicable to all executive officers. Mr. Rash's 1997 salary was determined by the Board of Directors as a whole, rather than the Compensation Committee which was not created until January 1998. Generally, in considering Mr. Rash's salary, the Board reviewed the published compensation of chief executive officers of other healthcare companies and evaluated the Company's performance. Mr. Rash's salary for 1997 was established at the beginning of the year and represented a 14% increase over his salary for 1996. As Chief Executive Officer, and pursuant to his Senior Management Agreement, Mr. Rash is eligible to earn a bonus of 50% of his base salary. Based on the Company's performance described above, Mr.

Rash's bonus of $130,729 represents 100% of his target award, the same percentage as all other executive officers entitled to bonuses.


                                         COMPENSATION COMMITTEE
                                         A.E. Brim, Chairman
                                         Joseph P. Nolan
                                         Michael T. Willis

                          COMPARATIVE PERFORMANCE GRAPH

         Rules promulgated by the SEC require that the Company include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator, the CRSP Index for Nasdaq Stock Market (U.S. Companies) (the "Broad Index") and (b) the performance of a published industry index or peer group index, the CRSP Index for hospital companies (SIC 8060-8069) (U.S. Companies) (the "Industry Index"). The following graph compares the yearly percentage change in the return on the Company's Common Stock since February 11, 1998, the date on which the Company's Common Stock first began trading on the Nasdaq National Market, with the cumulative total return on the Broad Index and the Industry Index. The graph assumes the investment of $100 in the Company's Common Stock on February 11, 1998, the investment of $100 in the Broad Index and the Industry Index on February 11, 1998, and that with respect to each hypothetical investment, all dividends were reinvested.

                                       COMPARISON OF CUMULATIVE TOTAL RETURN
                                       FOR THE PERIOD ENDING MARCH 31, 1998



                                                                02/11/98        02/27/98    03/31/98
                                                                --------        --------    --------
CRSP Total Returns Index for:
Province Healthcare Company                                       $100.0          $105.1      $132.9

Nasdaq Stock Market (US Companies)                                $100.0          $103.6      $107.4

NYSE/AMEX/NASDAQ Stocks (SIC 8060-8069 US Companies) Hospitals    $100.0          $107.0      $115.5

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.       The index level for all series was set to $100.0 on 02/11/98.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


REDEMPTION OF SENIOR PREFERRED STOCK AND COMMON STOCK CONVERSION AND REPURCHASE

         Of the estimated $67.4 million in net proceeds from the Company's initial public offering, $22.7 million was used to redeem all of the outstanding shares of the Senior Preferred Stock, which was held by Leeway & Co. In addition, in connection with the offering, all outstanding shares of Junior Preferred Stock was converted into shares of Common Stock based on the liquidation value of the Junior Preferred Stock and the initial public offering price, and the Company used a portion of the proceeds from the offering to repurchase from GTCR Fund IV and Leeway & Co. the shares of Common Stock which are issued upon conversion of 13,636 of their shares of Junior Preferred Stock for an aggregate purchase price of $14.9 million. Dividends accrued daily at a rate of 11.0% per annum on the Senior Preferred Stock and 8.0% per annum on the Junior Preferred Stock since the date of issuance.

RECENT STOCK PURCHASES

         In connection with the recapitalization of Brim, Inc. (a predecessor-in-interest by merger to the Company) (the "Recapitalization") in December 1996, the stockholders of the Company entered into a Stockholders Agreement with the Company (the "Stockholders Agreement"). On July 15, 1997, pursuant to the terms of the Stockholders Agreement and a Purchase Agreement, dated as of December 17, 1996, between the Company and the Investors, the Company sold 2,733 shares of Junior Preferred Stock and 448,033 shares of Common Stock to GTCR Fund IV; 794 shares of Junior Preferred Stock and 130,164 shares of Common Stock to Leeway & Co.; 64 shares of Junior Preferred Stock and 71,639 shares of Common Stock to Mr. Rash; 119 shares of Junior Preferred Stock and 49,672 shares of Common Stock to Mr. Gore; and 22.5 shares of Junior Preferred Stock and 3,689 shares of Common Stock to each of the two other Investors for a purchase price of $1,000 per share of Junior Preferred Stock and $0.61 per share of Common Stock, resulting in an aggregate purchase price of $4.2 million. Mr. Rash is a Director and an executive officer of the Company, and Mr. Gore is an executive officer of the Company. The two other Investors are affiliated with banks which are lenders to the Company under its bank credit facility. In addition, in September 1997, Leeway & Co. exercised its warrant to purchase 253,228 shares of Common Stock for an aggregate exercise price of $15,447.

EXECUTIVE NOTES

         In connection with the Recapitalization, the Company loaned $112,956 to Mr. Rash and $67,768 to Mr. Gore pursuant to two promissory notes, respectively (the "Executive Notes"). In addition, in connection with the Recapitalization, Mr. Gore borrowed an additional $211,200 from the Company pursuant to a demand note (the "Demand Note") which was subsequently repaid. The Company loaned such amounts to Messrs. Rash and Gore to finance a portion of their purchase of the Company's securities pursuant to the Recapitalization. The Executive Notes and the Demand Note bear interest at a rate per annum equal to the lesser of: (i) the rate designated in The Wall Street Journal as the "prime rate" and (ii) the highest rate permitted by applicable law. The principal amount of the Executive Notes and all interest accrued thereon mature on December 17, 2002. The Executive Notes may be prepaid in whole or in part at any time.

PROFESSIONAL SERVICES AGREEMENT

         The Company had a Professional Services Agreement with Golder, Thoma, Cressey, Rauner, Inc. pursuant to which Golder, Thoma, Cressey, Rauner, Inc. provided financial and management consulting services. Under this agreement, Golder, Thoma, Cressey, Rauner, Inc. received an annual management fee of $200,000 and a fee of 1.25% of the amount of debt and equity investments, for their assistance in obtaining such investments. During 1996 and through September 30, 1997, PHC and the Company had paid or accrued an aggregate of $1.4 million and $149,590, respectively, in fees under the agreement. The Professional Services Agreement was terminated effective as of February 17, 1998, pursuant to a Termination Agreement, dated March 26, 1998.

STOCKHOLDERS AGREEMENT AND SENIOR MANAGEMENT AGREEMENTS

         In connection with the Recapitalization, and in addition to becoming parties to the Stockholders Agreement, Messrs. Rash and Gore entered into Senior Management Agreements with the Company, GTCR Fund IV and Leeway & Co. (as amended, the "Executive Agreements"). The Executive Agreements provide that a portion of the Common Stock purchased by each of Messrs. Rash and Gore is subject to vesting (the "Vesting Shares"). Upon completion of the Company's initial public offering in February 1998, 50% of the Vesting Shares became vested, and the remaining Vesting Shares will become vested in equal installments on the first three anniversaries of the completion of the offering. Unvested shares are subject to repurchase by the Company (or, if the Company does not elect to repurchase such shares, by GTCR Fund IV) at their original cost upon termination of executive's employment with the Company for any reason. For purposes of determining earnings per share, 100% of the Common Stock purchased by Messrs. Rash and Gore is considered outstanding. The Executive Agreements entitle the Company and GTCR Fund IV to repurchase from each of Messrs. Rash and Gore upon the termination of his employment: (i) Junior Preferred Stock and vested Common Stock at a price equal to fair market value; and (ii) unvested Common Stock at a price equal to original cost. The Stockholders Agreement entitles the Company and GTCR Fund IV to repurchase shares of the Common Stock and Junior Preferred Stock from an employee stockholder upon the termination of such employee's employment by the Company at a price equal to fair market value. The Stockholders Agreement and the Executive Agreements also contain restrictions on the transfer of the Company's securities. Pursuant to the Stockholders Agreement, the stockholders agree to consent to and participate in any sale of the Company approved by the Board and by the holders of a majority of the Common Stock. The Stockholders Agreement and the portions of the Executive Agreements which restrict the transfer of the Company's securities were terminated in February 1998 in connection with the Company's initial public offering.

REGISTRATION AGREEMENT

         In connection with the Recapitalization in December 1996, the stockholders of Brim, Inc. (a predecessor-in-interest by merger to the Company) ("Brim") at such time (the "Original Stockholders") entered into a Registration Agreement with Brim (the "Registration Agreement"). The Registration Agreement provides for certain demand registration rights to the Original Stockholders, and to subsequent holders of the Common Stock acquired by the Original Stockholders in connection with the Recapitalization. The demand registration rights commence from and after the 180th day after the closing of the Company's initial public offering of its securities. The holders of a majority of the registrable securities held by the Original Stockholders (and their permitted transferees) other than Leeway & Co. are entitled to request two long-form registrations in which the Company pays all registration expenses and an unlimited number of short-form registrations in which the Company pays all registration expenses. Such holders are also entitled to request an unlimited number of long-form registrations in which holders of registrable securities pay their pro-rata share of registration expenses. The holders of a majority of the registrable securities held by Leeway & Co. (and their permitted transferees) are entitled to request one long-form registration in which the Company pays all registration expenses and an unlimited number of long-form registrations in which the holders of registrable securities pay their share of registration expenses. The Company is entitled to postpone a demand registration for up to one year under certain circumstances, and is not required to effect a demand registration within one year of a previous registration in which holders of registrable securities participated without reduction of the number of their included shares.

         The Registration Agreement also provides that, subject to certain limitations, the Original Stockholders (and their permitted transferees) may request inclusion of their shares in a registration of securities by the Company (other than pursuant to the initial public offering of Common Stock or a demand registration). Expenses incurred in connection with the exercise of such piggyback registration rights are borne by the Company.

                               GENERAL INFORMATION

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING


         Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices at 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027 no later than January 11, 1999, in order to be included in the proxy statement and form of proxy for that meeting.


COUNTING OF VOTES

         All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

         Inspectors of election will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MISCELLANEOUS

         The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

         Management of the Company is not aware of any matters other than those described above which may be presented for action at the meeting. If any other matters properly come before the Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

         A copy of the Company's 1997 Annual Report to Shareholders is being mailed along with this Proxy Statement.

         FOR INFORMATION CONCERNING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SEC, AVAILABLE TO SHAREHOLDERS FREE OF CHARGE, PLEASE WRITE: HOWARD T. WALL III, ESQ., SECRETARY AND GENERAL COUNSEL, PROVINCE HEALTHCARE COMPANY, 105 WESTWOOD PLACE, SUITE 400, BRENTWOOD, TENNESSEE 37027.


                                           By order of the Board of Directors,
                                           Howard T. Wall III, Esq.
                                           Secretary


May 11, 1998

                                                                      Appendix A








                           PROVINCE HEALTHCARE COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN









                            EFFECTIVE MARCH 24, 1998

                           PROVINCE HEALTHCARE COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN

                                TABLE OF CONTENTS

                                                                                                             PAGE


PREAMBLE....................................................................................................  1

                               ARTICLE 1.
                             PURPOSE OF PLAN................................................................  1

                               ARTICLE 2.
                               DEFINITIONS

     2.1      Affiliate.....................................................................................  1
     2.2      Agreement.....................................................................................  1
     2.3      Board.........................................................................................  1
     2.4      Code..........................................................................................  1
     2.5      Committee.....................................................................................  1
     2.6      Company.......................................................................................  1
     2.7      Compensation..................................................................................  2
     2.8      Eligible Employee.............................................................................  2
     2.9      Exchange Act..................................................................................  2
     2.10     Exercise Period...............................................................................  2
     2.11     Fair Market Value.............................................................................  2
     2.12     Grant Date....................................................................................  3
     2.13     Option........................................................................................  3
     2.14     Participant...................................................................................  3
     2.15     Payroll Account...............................................................................  3
     2.16     Plan..........................................................................................  3
     2.17     Stock.........................................................................................  3

                               ARTICLE 3.
                      GRANT AND EXERCISE OF OPTIONS

     3.1      General Conditions............................................................................  4
     3.2      Right to Exercise.............................................................................  4
     3.3      Method of Exercise............................................................................  4
     3.4      Payment of Exercise Price.....................................................................  5
     3.5      Issuance of Stock.............................................................................  5
     3.6      Nontransferability............................................................................  6


                                                     PROVINCE HEALTHCARE COMPANY
                                                    EMPLOYEE STOCK PURCHASE PLAN



    3.7      Shareholder Rights............................................................................  6
    3.8      Issuance and Delivery of Shares...............................................................  6

                              ARTICLE 4.
                         STOCK SUBJECT TO PLAN

    4.1      Source of Shares..............................................................................  6
    4.2      Maximum Number of Shares......................................................................  6
    4.3      Forfeitures...................................................................................  6

                              ARTICLE 5.
                      ADMINISTRATION OF THE PLAN

    5.1      General Authority.............................................................................  6
    5.2      Persons Subject to Section 16(b)..............................................................  7
    5.3      Designation of Affiliates.....................................................................  7

                              ARTICLE 6.
                   ADJUSTMENT UPON CORPORATE CHANGES

    6.1      Adjustments to Shares.........................................................................  7
    6.2      Substitution of Options on Merger or Acquisition..............................................  8
    6.3      No Preemptive Rights..........................................................................  8
    6.4      Fractional Shares.............................................................................  8

                              ARTICLE 7.
                      LEGAL COMPLIANCE CONDITIONS

    7.1      General.......................................................................................  8
    7.2      Stock Holding Periods.........................................................................  8
    7.3      Stock Legends.................................................................................  9
    7.4      Representations by Participants...............................................................  9

                              ARTICLE 8.
                          GENERAL PROVISIONS

    8.1      Effect on Employment..........................................................................  9
    8.2      Unfunded Plan.................................................................................  9
    8.3      Rules of Construction.........................................................................  9
    8.4      Governing Law................................................................................. 10
    8.5      Compliance With Section 16 of the Exchange Act................................................ 10
    8.6      Amendment..................................................................................... 10
    8.7      Effective Date of Plan........................................................................ 10

                                                     PROVINCE HEALTHCARE COMPANY
                                                    EMPLOYEE STOCK PURCHASE PLAN

                           PROVINCE HEALTHCARE COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN


                                    PREAMBLE

         WHEREAS, Province Healthcare Company (the "Company") desires to establish a plan through which employees of the Company and its affiliates may purchase from the Company shares of its common stock; and

         WHEREAS, the Company intends that the plan be an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, and has designed the plan to conform to the provisions of Rule 16b-3 of the Exchange Act;

         NOW, THEREFORE, the Company hereby establishes the Province Healthcare Company Employee Stock Purchase Plan (the "Plan"), effective March 24, 1998:


                                   ARTICLE 1.
                                 PURPOSE OF PLAN

         The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of the Company's common stock by present and future employees of the Company and its Affiliates.

                                   ARTICLE 2.
                                   DEFINITIONS

         2.1 Affiliate. Each corporation that is designated as an Affiliate by the Company pursuant to Section 5.3.

         2.2 Agreement. An agreement between a Participant and the Company or an Affiliate through which the Participant elects to exercise the Options granted to him hereunder and authorizes payment of the Option exercise price.

         2.3 Board. The board of directors of the Company.

         2.4 Code. The Internal Revenue Code of 1986, as amended.

         2.5 Committee. The committee designated by the Board as the "compensation committee" or is otherwise designated by the Board to administer the Plan.

         2.6 Company. Province Healthcare Company and its successors and assigns.

                                                     PROVINCE HEALTHCARE COMPANY
                                                    EMPLOYEE STOCK PURCHASE PLAN

         2.7 Compensation. An employee's annual rate of compensation earned from employment with the Company or one of its Affiliates, including regular earnings, overtime, bonuses, commissions, amounts elected under a salary reduction agreement pursuant to a plan described in section 125 of the Code or a deferred compensation plan, and amounts excluded from taxable income under section 402(g) of the Code.

         2.8 Eligible Employee. An employee of the Company or an Affiliate, except for the following:

         (a) An employee who has been employed by the Company or Affiliate for less than 90 days.

         (b) An employee whose customary employment is 20 hours or less per week.

         (c) An employee whose customary employment is for five months or less in a calendar year.

         (d) An employee who would own more than 5% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time such employee would be granted an Option. For the purpose of determining if an employee owns more than 5% of such stock, he shall be deemed to own (i) any stock owned (directly or indirectly) by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants, (ii) any stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary in proportion to his interest in such corporation, partnership, estate or trust, and (iii) any stock the individual may purchase under an outstanding stock option.

         2.9 Exchange Act. The Securities Exchange Act of 1934, as amended.

         2.10 Exercise Period. The period during which an Eligible Employee may elect to exercise an Option and make payment through payroll deduction, pursuant to Article 3. The initial Exercise Period shall be the period that begins on the initial Grant Date hereunder and expires on the last day of the calendar year that includes the initial Grant Date. Thereafter, the Exercise Period shall begin with each successive Grant Date and expire on the last day of the calendar year that includes such Grant Date.

         2.11 Fair Market Value. On any given date, Fair Market Value shall be the applicable description below (unless, where appropriate, the Committee determines in good faith the fair market value of the Stock to be otherwise):

         (a) If the Stock is traded on the New York Stock Exchange or the American Stock Exchange, Fair Market Value shall be the closing price of the Stock on such

                                                     PROVINCE HEALTHCARE COMPANY
                                                    EMPLOYEE STOCK PURCHASE PLAN
                  exchange on which such Stock is traded on the trading day on which Fair Market Value is being determined, or on the next preceding day on which such Stock is traded if no Stock was traded on such trading day.

         (b) If the Stock is not traded on the New York Stock Exchange or the American Stock Exchange, but is reported on the Nasdaq National Market System or another Nasdaq automated quotation system, and market information is published on a regular basis, then Fair Market Value shall be the closing price of the Stock, as so published, on the trading day on which Fair Market Value is being determined, or the closing price on the next preceding trading day on which such prices were published if no Stock was traded on such trading day.

         (c) If market information is not so published on a regular basis, then Fair Market Value shall be the average of the high bid and low asked prices of the Stock in the over-the-counter market on during the trading period during which Fair Market Value is being determined or on the next preceding trading period in which such high bid and low asked prices were recorded, as reported by a generally accepted reporting service.

         (d) If the Stock is not publicly traded, Fair Market Value shall be the value determined in good faith by the Committee or the Board, determined without regard to any restriction on the Stock, other than a restriction which by its terms will never lapse.

         2.12 Grant Date. The first Grant Date shall be the date determined by the board of directors of the Company at the time the Plan is adopted. Thereafter, the Grant Date shall be the first day of each calendar year.

         2.13 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the Fair Market Value on the last day of each respective Exercise Period.

         2.14 Participant. An Eligible Employee who has elected to exercise an Option and participate in the Plan in accordance with Article 3.

         2.15 Payroll Account. A bookkeeping account to which is added the amounts withheld on behalf of each Participant under regular payroll deductions authorized by Participants hereunder, and reduced by amounts due to the Company to pay the exercise price of Options exercised hereunder.

         2.16 Plan. The Province Healthcare Company Employee Stock Purchase
Plan.

         2.17 Stock. The common stock of the Company, $0.01 par value.

                                                     PROVINCE HEALTHCARE COMPANY
                                                    EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE 3.
                          GRANT AND EXERCISE OF OPTIONS

         3.1 General Conditions. On each Grant Date, each employee who is an Eligible Employee on such date shall, without further action of the Committee, be granted an Option to purchase a number of whole shares Stock that, in the aggregate, have an exercise price (described in Section 3.1(a)) that is not more than 10% of his Compensation during each Exercise Period; provided further that no Eligible Employee may be granted an Option which permits his rights to purchase Stock under the Plan and all other employee stock purchase plans (described in section 423(b) of the Code) of the Company and its Affiliates to accrue at a rate that exceeds $25,000 of Fair Market Value of such Stock (determined on the date that the Option is granted) for each calendar year in which such Option is outstanding at any time. Each Option grant is subject to the following terms and conditions:

         (a) The exercise price of each Option shall be 85% of Fair Market Value of each share of Stock that is subject to the Option, based on the Stock's Fair Market Value that is determined on the Grant Date or, if less, on the Exercise Date.

         (b) Each Option, or portion thereof, that is not exercised during an Exercise Period shall expire at the end of the Exercise Period in which the Option was granted, unless it expires sooner pursuant to Section 3.1(c).

         (c) Each Option that has not yet expired pursuant to Section 3.1(b) shall expire on the date that the Eligible Employee terminates employment with the Company and all of its Affiliates or revokes his election pursuant to Section 3.3; provided, however, if termination is due to the death or disability (as determined in the discretion of the Committee by reference to any disability benefit plan of the Company) of the Eligible Employee, the Participant (or his personal representative) may elect to revoke his election pursuant to
                  Section 3.3.

         (d) A right to purchase Stock which has accrued under one Option granted hereunder may not be carried over to any other Option.

         3.2 Right to Exercise. An Option shall be exercisable on the last day of the Exercise Period that includes the Grant Date on which the Option was granted. An Eligible Employee must exercise an Option while he is an employee of the Company or an Affiliate or within the periods that are specified herein after termination of employment.

         3.3 Method of Exercise. To exercise an Option, an Eligible Employee shall notify the Company in writing of his election to so exercise and execute an Agreement in the form and manner prescribed by the Committee. An Eligible Employee may revoke his election by giving written notification of such revocation to the Committee in a timely manner and prior to the last

                                                     PROVINCE HEALTHCARE COMPANY
                                                    EMPLOYEE STOCK PURCHASE PLAN
day of the applicable Exercise Period. The amount credited to the Eligible Employee's Payroll Account shall be refunded as soon as administratively feasible following such a revocation.

         3.4 Payment of Exercise Price. An Eligible Employee who desires to exercise an Option must timely execute an Agreement in the form and manner prescribed by the Committee prior to or during the applicable Exercise Period. The Agreement shall provide for authorization of deductions from the Eligible Employee's regular payroll that is credited to a Payroll Account. Amounts credited to a Participant's Payroll Account shall be accumulated and reserved for payment of the exercise price of Options granted hereunder.

         (a) A Participant may modify his election to participate in the Plan at any time by timely providing the Committee written notice in the form prescribed by the Committee. Such modification shall be effective on the first payroll date following such written notice or, if later, the date specified in the notice.

         (b) An Agreement to begin or modify participation in the Plan must be executed by the Participant within the time prescribed by the Committee prior to the last payroll date in the Exercise Period for which it is to be effective. If the Agreement is not timely executed, it shall take effect upon the next following Exercise Period.

         (c) Each Participant's election specified under an Agreement shall remain in effect for successive Exercise Periods until modified or revoked by the Participant in accordance with
                  Section 3.4.

         3.5 Issuance of Stock. The Company shall issue whole shares of Stock to a Participant, unless the Participant timely revoked an election to exercise the Option pursuant to Section 3.3, as follows:

         (a) The Company shall determine the number of whole shares of Stock to be issued to each Participant for each Exercise Period by dividing the balance of such Participant's Payroll Account by the applicable exercise price of the Option.

         (b) The Company shall deduct from a Participant's Payroll Account the amount necessary to purchase the greatest number of whole shares of Stock that can be acquired under the applicable Option.

         (c) Any amounts remaining in the Payroll Account after deducting the exercise price for whole shares of Stock shall generally be held for use in a subsequent Exercise Period. However, a Participant who has made contributions to a Payroll Account and has revoked his election to exercise an Option under the terms of Section 3.3 may obtain payment of the amounts held in his Payroll Account from the Company by requesting such payment in writing to the Committee in the time and

                                                     PROVINCE HEALTHCARE COMPANY
                                                    EMPLOYEE STOCK PURCHASE PLAN
                  manner specified by the Committee. A Participant who has terminated employment shall be paid any amounts remaining in his Payroll Account after the expiration of all Options hereunder.

         3.6 Nontransferability. Any Option granted under this Plan shall not be transferable except by will or by the laws of descent and distribution. Only the Participant to whom an Option is granted may exercise such Option, unless he is deceased. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

         3.7 Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his Option prior to the time that such Option is exercised.

         3.8 Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder and executes any applicable shareholder agreement or agreement described in Section 3.9 that the Company requires at the time of exercise.

                                   ARTICLE 4.
                              STOCK SUBJECT TO PLAN

         4.1 Source of Shares. Upon the exercise of an Option, the Company may deliver to the Participant authorized but unissued shares of Stock.

         4.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Options is 250,000 subject to increases and adjustments as provided in Article 6.

         4.3 Forfeitures. If an Option is terminated, in whole or in part, the number of shares of Stock allocated to such Option or portion thereof may be reallocated to other Options to be granted under this Plan.

                                   ARTICLE 5.
                           ADMINISTRATION OF THE PLAN

         5.1 General Authority. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. The Company shall bear all expenses of Plan administration. The interpretation and construction by the Committee of any terms or provisions of this Plan or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all persons. In addition to all other

                                                     PROVINCE HEALTHCARE COMPANY
                                                    EMPLOYEE STOCK PURCHASE PLAN
authority vested with the Committee under the Plan, the Committee shall have complete authority to:

         (a)      Interpret all provisions of this Plan;

         (b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;

         (c)      Adopt, amend, and rescind rules for Plan administration; and

         (d) Make all determinations it deems advisable for the administration of this Plan.

         5.2 Persons Subject to Section 16(b). Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are members of the Committee subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

         5.3 Designation of Affiliates. The Company may from time to time designate a "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, to be a participating corporation in a manner that is consistent with Treasury Regulation ss. 1.423-2(c)(4). Corporations that are so designated shall be Affiliates for purposes of this Plan. Such designation shall be evidenced by the express inclusion of the corporation as an Affiliate within Section 2.1, the intentional act of the Company or the Committee to communicate in writing the grant of Options hereunder to employees of a corporation, or such other written document that is intended to evidence such designation. The Company or Committee may rescind the designation of a corporation as an Affiliate by adopting a writing that is intended to evidence such rescission.

                                   ARTICLE 6.
                        ADJUSTMENT UPON CORPORATE CHANGES

         6.1 Adjustments to Shares. The maximum number and kind of shares of stock with respect to which Options hereunder may be granted and which are the subject of outstanding Options shall be adjusted by way of increase or decrease as the Committee determines (in its sole discretion) to be appropriate, in the event that:

         (a) the Company or an Affiliate effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

         (b)      the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or


                                                     PROVINCE HEALTHCARE COMPANY
                                                    EMPLOYEE STOCK PURCHASE PLAN

         (c) there occurs any other event which in the judgment of the Committee necessitates such action.

Provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits on Options and on the award of Options specified hereunder that are proportionate to the modifications of the Stock that are on account of such corporate changes.

         6.2 Substitution of Options on Merger or Acquisition. The Committee may grant Options in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of Article 4.

         6.3 No Preemptive Rights. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

         6.4 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. The Company will return to each Participant's Payroll Account any amount tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased.

                                   ARTICLE 7.
                           LEGAL COMPLIANCE CONDITIONS

         7.1 General. No Option shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal and state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all national securities exchanges or self-regulatory organizations on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. No Option shall be exercisable, no Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

         7.2 Stock Holding Periods. In order for tax treatment under section 421(a) of the Code to apply to Stock acquired hereunder, the Participant is generally required to hold such

                                                     PROVINCE HEALTHCARE COMPANY
                                                    EMPLOYEE STOCK PURCHASE PLAN
shares of Stock for two years after the Grant Date of an Option through which shares of Stock were acquired and for one year after the transfer of Stock to the Participant. A person holding Stock acquired hereunder who disposes of shares prior to the expiration of such holding periods shall notify the Company of such disposition in writing.

         7.3 Stock Legends. Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Company or Committee may deem advisable to assure compliance with federal and state laws and regulations. Such legends and statements may include, but are not limited to, restrictions on transfer prior to the expiration of the holding periods described in Section 7.2.

         7.4 Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.

                                   ARTICLE 8.
                               GENERAL PROVISIONS

         8.1 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

         8.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         8.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers

                                                     PROVINCE HEALTHCARE COMPANY
                                                    EMPLOYEE STOCK PURCHASE PLAN
to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         8.4 Governing Law. The internal laws of the State of Tennessee shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

         8.5 Compliance With Section 16 of the Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

         8.6 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant's consent, except as necessary for Options to maintain qualification under the Code; and provided further that, to the extent that such approval is required for compliance with Rule 16b-3 of the Exchange Act, the provisions of the Plan relating to the number of shares granted to persons subject to section 16(b) of the Exchange Act, the timing of such grants and the determination of the exercise price shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. Provided further that the shareholders of the Company must, within 12 months before of after the adoption thereof, approve any amendment that increases the number of shares of Stock in the aggregate which may be issued pursuant to Options granted under the Plan.

         8.7 Effective Date of Plan. This Plan shall be effective and Options may be granted under this Plan on and after the date of its adoption by the Board, provided that no Option will be effective or exercisable unless and until this Plan is approved by shareholders of the Company in a manner that satisfies Treasury Regulation ss. 1.423-2 within 12 months of the date that the Board took action to adopt the Plan. All Options granted under the Plan will become void immediately following the 12-month anniversary of the date the Board adopted the Plan if such approval by shareholders has not yet been obtained.




                                                     PROVINCE HEALTHCARE COMPANY
                                                    EMPLOYEE STOCK PURCHASE PLAN

         IN WITNESS WHEREOF, the undersigned officer has executed this Plan on this the ___ day of _____________, 1998.

                               PROVINCE HEALTHCARE COMPANY




                               By:      ____________________________________

                               Its:     ____________________________________


                                                     PROVINCE HEALTHCARE COMPANY
                                                    EMPLOYEE STOCK PURCHASE PLAN

                                                                      APPENDIX B

                                AMENDMENT TO THE
                           PRINCIPAL HOSPITAL COMPANY
                      1997 LONG-TERM EQUITY INCENTIVE PLAN

         THIS AMENDMENT to the Principal Hospital Company 1997 Long-Term Equity Incentive Plan (the "Plan") is made by Province Healthcare Company (the "Company"), the corporate successor to Principal Hospital Company, to be effective on March 24, 1998.

                                    RECITALS:

         WHEREAS, the Plan was established by Principal Hospital Company ("Principal"), the corporate predecessor of the Company, effective March 3, 1997, by action of its board of directors and was subsequently approved by its shareholders;

         WHEREAS, the Plan was initially established with a reservation of 200,000 shares of the no-par common stock of Principal ("Stock") for issuance under the Plan, and as a result of a three-for-one split of Stock that occurred in March, 1997, the number of shares available for issuance under the Plan was automatically increased in proportion to the stock split;

         WHEREAS, the Plan was amended on September 24, 1997, to increase the number of shares of Stock available for issuance under the Plan by 1,155,000, resulting in a total of 1,755,000 shares, and such amendment was approved by the shareholders of Principal;

         WHEREAS, as a result of the merger of Principal with and into the Company on February 4, 1998, pursuant to which Principal exchanged 1.83 shares of Stock for each share of the common stock of the Company, par value $.01 per share, ("Common Stock") there are 959,016 shares of Common Stock available for issuance under the Plan;

         WHEREAS, the Company has granted options hereunder to certain individuals to purchase 711,839 shares of Common Stock and, having expanded its business operations substantially, deems it necessary, appropriate and desirable to increase the number of shares of Common Stock available under the Plan by 250,000 shares to enable the Company to continue to provide meaningful performance incentives to its employees; and

         WHEREAS, the Company intends to seek shareholder approval of this amendment to the Plan at the next annual meeting of shareholders;

         NOW, THEREFORE, pursuant to action of the board of directors of the Company taken on March 24, 1998, the Plan is amended as follows:

1. The name of the Plan is changed to the Province Healthcare Company 1997 Long-Term Equity Incentive Plan, and all references in the Plan to "Principal Hospital Company" shall be treated as references to Province Healthcare Company.

2. The first paragraph of Section 4 of the Plan is restated to reflect an increase of 250,000 shares of Common Stock available under the Plan and, as provided under Section 15 of the Plan, to make appropriate adjustments to the number of shares described in Section 4 to reflect the recapitalization events recited above, as follows:

                  An aggregate of 1,209,016 shares of Common Stock (the "Shares") may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued, or shares which are held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, related SARs are exercised. In any one calendar year, the Committee shall not grant to any one participant, options or SARs to purchase a number of shares of Common Stock in excess of 114,754. The number of shares of Common Stock referenced in this paragraph are subject to adjustment as provided in Section 15.


         IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment to the Plan pursuant to authorization from the Company on this ___ day of _____________, 1998, but to be effective as provided herein.

                                   PROVINCE HEALTHCARE COMPANY



                                   By:      ________________________________

                                   Its:     ________________________________

                                   PROXY CARD

                          PROVINCE HEALTHCARE COMPANY

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


    The undersigned hereby appoints Martin S. Rash and Richard D. Gore, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of Province Healthcare Company, to be held on Friday, June 5, 1998, at 9:00 a.m. (Central Standard Time) at The Holiday Inn, 760 Old Hickory Boulevard, Brentwood, Tennessee 37027, and at any adjournment thereof.


    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

    THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (A) FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW, (B) FOR APPROVAL OF THE ADOPTION OF THE PROVINCE HEALTHCARE COMPANY EMPLOYEE STOCK PURCHASE PLAN, (C) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 LONG-TERM EQUITY INCENTIVE PLAN, (D) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND (E) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

1. Election of Directors. Nominees: Martin S. Rash, Bruce V. Rauner, Joseph P. Nolan, A.E. Brim, Michael T. Willis and David L. Steffy.

[ ]FOR Nominees listed                                       [ ]AGAINST nominees listed
  (except withheld to the contrary)

WITHHOLD AUTHORITY to vote for any individual nominee. Write name of nominee(s) here:

--------------------------------------------------------------------------------

                          (Continued on reverse side)

2. Approval of the adoption of the Province Healthcare Company Employee Stock Purchase Plan.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN


3. Approval of the amendment to the Province Healthcare Company 1997 Long-Term Equity Incentive Plan.


            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

4. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.
            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

                                                Dated:                    , 1998
                                                  ------------------------------

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly

IMPORTANT: Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.

[ ] I EXPECT TO ATTEND THE ANNUAL MEETING.                   [ ] I DO NOT EXPECT TO ATTEND THE ANNUAL MEETING.